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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Kayton Electric, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-4 to Form S-1 of Integrated Electrical Services, Inc. of our report dated January 28, 1998 (November 19, 1998 as to note 8) on the financial statements of Kayton Electric, Inc. included in Integrated Electrical Services, Inc.'s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 4, 1999, including references to our firm in the Form S-4.

                              KPMG Peat Marwick LLP


Lincoln, Nebraska
February 2, 1999